EXHIBIT 99.(T3)(B19)

REGISTRATION NO: 201303338M

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

NORDIC AVIATION LEASING EIGHT PTE. LTD.

INCORPORATED ON THE 1st DAY OF FEBRUARY 2013

REPUBLIC OF SINGAPORE

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)

Company No: 201303338M

CERTIFICATE CONFIRMING INCORPORATION OF COMPANY

This is to confirm that NORDIC AVIATION LEASING EIGHT PTE. LTD. is incorporated under the Companies Act (Cap 50), on and from 01/02/2013 and that the company is a PRIVATE COMPANY LIMITED BY SHARES.

GIVEN UNDER MY HAND AND SEAL ON 05/02/2013.

LINDA LEE

ASSISTANT REGISTRAR

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)
SINGAPORE

THE COMPANIES ACT (Chapter 50)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

NORDIC AVIATION LEASING EIGHT PTE. LTD.

The name of the Company is NORDIC AVIATION LEASING EIGHT PTE. LTD.

1.	The Registered Office of the Company will be situated in the Republic of Singapore.

2.	Subject to the provisions of the Companies Act, Cap. 50 any other written law and the Memorandum and Articles of Association of the Company, the Company has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction.

3.	The liability of the Members is limited.

4.	The share capital of the company upon incorporation is ONE UNITED STATES DOLLAR ONLY (US$1.00).

5.	I/We, the person/several persons whose name(s), address(es) and description(s) is/are subscribed am/are desirous of being formed into a company in pursuance of this Memorandum of Association and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite my name/our respective names.

1

Name(s) and Address(es) of Subscriber(s)	Number of Shares	Class of Shares
Nordic Aviation Capital Pte. Ltd. 20 Bendemeer Road #03-12 Singapore 339914	ONE (1)	ORDINARY
Authorised Representative Name: Ericson Mats NRIC No.: S2756332E signing for and on behalf of Nordic Aviation Capital Pte. Ltd. in the presence of
Name: Deepa Ramachandran NRIC No.: S7276209F Designation: Account Manager

Dated this - 1 FEB 2013

2

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

NORDIC AVIATION LEASING EIGHT PTE. LTD.

REPUBLIC OF SINGAPORE

ARTICLES OF ASSOCIATION

CONTENTS

ARTICLE	DESCRIPTION	PAGE

	PRELIMINARY

1.	Table A not to apply	1

	Interpretations

2,	Words & Meanings	1-2

	Business

3.	Any branch of business may be undertaken by Directors	2

	Private Company

4.	Limited number of members & restrictions on transfer of shares	3

	Shares

5.	Prohibition against financial assistance	3
6.	Company may acquire its own issued shares	3
7.	Issue of shares with company approval	3
8.	Special rights and treasury shares	3-4
9.	Variation of Rights	4
10.	Rights varied by issue of further shares	4
11.	Power to pay commission & brokerage	4
12.	Power to charge interest on capital	4
13.	No trust or other equitable interest recognized	4
14.	Joint holders	5
15.	Fractional part of a share not recognized	5
16.	Payment of installments	5

	Share Certificates

17.	Share Certificates	5-6
18.	Entitlement to certificates	6
19.	New certificates may be issued	6

	Calls on shares

20.	Directors may make calls	6
21.	When call deemed made	6-7
22.	Interest on calls	7
23.	Sum payable on allotment deemed a call	7
24.	Power to differentiate	7
25.	Payment in advance of calls	7

2

3

ARTICLE	DESCRIPTION	PAGE
	Notice of General Meetings

57.	Notice of general meetings	13
58.	Accidental omissions not to invalidate meeting	13-14
59.	Contents of notice	14

	Proceedings at General Meetings

60.	Routine business	14
61.	Quorum	14-15
62	Adjournment if quorum not present	15
63	Participation in a meeting by conference telephone	15
64	Resolution in writing	15
65	Chairman	15
66	Adjournment when quorum present	15

	Voting

67.	Method of voting	15-16
68.	Taking a poll	16
69.	Votes counted in error	16
70.	Chairman’s casting vote	16
71.	Time for taking a poll	16
72.	Continuance of business after demand for a poll	16

	Votes of members

73.	Voting rights of members	17
74.	Voting rights of joint holders	17
75.	Voting rights of members of unsound mind	17
76.	Right to vote	17
77.	Objections	17
78.	Votes on a poll	17

	Proxies

79.	Proxy need not be a Member	18
80.	Appointment of proxies	18
81.	Deposit of proxies	18
82.	Form of proxies	18
83.	Revocation of proxy	18
84.	Intervening death/insanity of principal	19

	Corporations acting by representatives

85.	Corporate Representatives	19

	Directors

86.	Number of directors	19

4

5

ARTICLE	DESCRIPTION Vacation of Office of Director	PAGE
116.	Vacation of Office of Director	25

	Secretary

117.	Secretary	25
118.	Sole director not to act as Secretary	25-26

	Seal

119.	Seal, Official Seal, Share Seal	26

	Dividends & Reserves

120.	Payment of dividends	26
121.	Apportionment of dividends	26
122.	Payment of preference and interim dividends	26-27
123.	Dividends not to bear interest	27
124.	Deduction of debts due to Company	27
125.	Retention of dividends on shares subject to lien	27
126.	Retention of dividends on shares pending transmission	27
127.	Unclaimed dividends	27
128.	Payment of dividend in specie	27
129.	Dividends payable by cheque	27-28
130.	Effect of transfer	28

	Reserves

131.	Power to carry profit to reserves	28

	Capitalisation of Profits and Reserves

132.	Power to capitalize profit	28
133.	Implementation of resolution to capitalize profits	28-29

	Accounts

134.	Directors to keep proper accounts	29
135.	Location and Inspection	29
136.	Presentation of accounts	29
137.	Copies of accounts	29

	Auditors

138.	Appointment of Auditors	30
139.	Validity of acts of auditors inspite of formal defect	30
140.	Auditors’ right to receive notices of and attend at General Meetings	30

6

7

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

NORDIC AVIATION LEASING EIGHT PTE. LTD.

PRELIMINARY

1.	The regulations contained in Table “A” in the Fourth Schedule to the Companies Act, Cap. 50 shall not apply to the Company, but the following shall subject to repeat, addition and alteration as provided by the Act or these Articles be the regulations of the Company.	Table “A” not to apply.

2.	In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof: -	Interpretation

WORDS		MEANINGS
“The Act”	..	The Companies Acts, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.
“These Articles”	..	These Articles of Association or other regulations of the Company for the time being in force.
“The Company”	..	The abovenamed Company by whatever name from time to time called.
“Directors”	..	The Director(s) for the time being of the Company or such number of them as have authority to act for the Company.
“Director”	..	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.
“Dividend”	..	Includes bonus.

WORDS		MEANINGS
“Member”	..	A Member of the Company (which shall, where the Act requires, exclude the Company where it is registered as a member by virtue of its holding shares as treasury shares).
“Month”	..	Calendar month.
“Office”	..	The Registered Office of the Company for the time being.
“Paid Up”	..	Includes credited as paid up.
“Register”	..	The Register of Members.
“Seal”	..	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.
“Secretary”	..	The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.
“Singapore”	..	The Republic of Singapore.
“Writing” and “Written”	..	Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form.
“Year”	..	Calendar Year.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons shall include corporations.

Saved as aforesaid, any word or expression used in the Act and the interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

BUSINESS

3.	Subject to the provisions of the Act, the Memorandum of Association of the Company or these Articles, any branch or kind of business may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.	Any branch of business may be undertaken by Directors.

PRIVATE COMPANY
4.	The Company is a private company, and accordingly:

(a)           the number of the members of the Company (not including persons who are in the employment of the Company and any subsidiary of it, and persons who, having been formerly in the employment of the Company and any subsidiary of it, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to fifty PROVIDED that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member of the Company; and

(b)           the right to transfer the shares of the Company shall be restricted in manner hereinafter prescribed.

SHARES

Limited number of members and restrictions on transfer of shares.
5.	Except as in otherwise expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of the security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.	Prohibition against financial assistance.

6.	The Company may, subject to and in accordance with the Act, purchase or otherwise acquire ordinary shares in the issued share capital of the Company on such terms and in such manner as the Company may from time to time think fit. The Company may deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act (including without limitation, to hold such share as a treasury share).	Company may acquire its own issued ordinary shares.

7.

Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these Articles, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions (subject to the provisions of the Act) and at such time as the Company in General Meeting may approve.

Issue of Shares.

8.	(a)

The rights attached to the shares issued upon special conditions shall be clearly defined in the Memorandum of Association of these Articles. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and these Articles, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.

Special rights.

(b)

Notwithstanding anything in these Articles, a treasury share Treasury shares shall be subject to such rights and restrictions as may be prescribed in the Act and may be dealt with by the Company in such manner as may be permitted by, and in accordance with, the Act. For the avoidance of doubt, save as expressly permitted by the Act, the Company shall not be entitled to any rights of a Member under these Articles.

Treasury shares

9.	If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply; but so that the necessary quorum shall be person(s) at least holding or representing by proxy or by attorney one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand in poll Provided always that where the necessary majority for such a Special Resolution is not obtained at the Meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned, within two months of the Meeting shall be as valid and effectual as a Special Resolution, carried at the Meeting.	Variation of rights.

10.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.	Creation or issue of further shares with special rights.

11.	The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.	Power to pay commission and brokerage.

12.	If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on so much of the share capital as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.	Power to charge interest on capital.

13.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.	Exclusion of equities.

14.	Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the following provisions:-	Joint holders.

(a)          the Company shall not be bound to register more than three persons as the holders of any shares except in the case of the legal personal representative of a deceased member;

(b)          the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;

(c)          on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

(d)          any one of such joint holders may give effectual receipts for any dividend, return of capital or other payment in the share; and

(e)          the Company shall be at liberty to treat the person whose name stands first in the Register as one of the joint holders of any shares as solely entitled to delivery of the certificate relating to such shares, or to receive notices from the Company, and to attend and vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote on behalf of such joint holders, and as such proxy to attend and vote at general meetings of the Company, and if more than one of such joint holders be present at any meeting personally or by proxy that one so present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof.

15.	No person shall be recognized by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.	Fractional part of a share.

16.	If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.	Payment of instalments.
SHARE CERTIFICATES
17.	The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amount paid on the shares, the amount (if any) unpaid on the shares and the extent to which the shares are paid up. The facsimile signatures may be reproduced by mechanical or other means provided the method or system or reproducing signatures has first been approved by the Auditors of the Company.	Share Certificates.

18.	Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $2/- for each such new certificate as the Directors may determine.	Entitlement to certificates.

19.	If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate of document.	New certificates may be issued.

CALLS ON SHARES

20.

(a)          The Directors may from time to time make calls upon the members in respect of all monies unpaid on their shares but subject always to the terms of issue of such shares, and any such call may be made payable by instalments.

Calls on shares.

(b)          Each member shall, subject to receiving at least fourteen day’s notice specifying the time or times and place for payment, pay to the Company the amount called on his shares and at the time or times and place so specified. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call.

21.	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed and may be required to be paid by instalments. A call may be revoked, varied or postponed as the Directors may determine.	Time when call deemed made
22.	If any part of a sum called in respect of any shares or any instalment of a call be not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall be liable to pay interest on the outstanding part thereof at such rate as the Directors shall determine from the day appointed for the payment of such call or instalments to the time of discharge thereof in full; but the Directors may, if they shall think fit, waive the payment of such interest or part thereof.	Interest on calls
23.	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.	Sum due on allotment.
24.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.
25.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten per cent per annum as the Member paying such sum and the Directors agree upon.

FORFEITURE

Payment in advance of calls.
26.	If any member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid together with the interest accrued and any expenses incurred by reason of such non-payment.	Notice requiring payment of call.
27.	The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which such call or instalment or part thereof and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made, such place being either the Office, or some other place at which calls of the Company are usually made payable. The notices shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.	Notice to state time and place.

28.	If the requirements of any such notice as aforesaid be not complied with, any shares in respect of which such notice has been given may, at any time thereafter before the payment required by the notice had been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited but not actually paid before such forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.	Forfeiture on non-compliance with notice.
29.	Any shares so forfeited shall be deemed for the purposes of this Article to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either subject to or discharged from all calls made or instalments due prior to the forfeiture, to any person, upon such terms and in such manner and at such time or times as the Directors think fit. For the purpose of giving effect to any such sale or other disposition the Directors may authorize some person to transfer the shares so sold or otherwise disposed of to the purchaser thereof or any other persons becoming entitled thereto.	Sale of shares forfeited.
30.	The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.	Annulment of forfeiture.
31.

A Member whose shares have been forfeited or surrendered shall case to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

Calls and expenses recoverable after forfeiture
32.	The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.	Company’s lien.

33.	The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorize some person to transfer the shares sold to the purchaser thereof.	Sale of shares subject to lien.

34.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.	Application of proceeds of such sale.
35.	A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.	Title to shares forfeited or surrendered or sold to satisfy a lien.

TRANSFER OF SHARES

36.	Subject to the restrictions of these Articles, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.	Form of Transfer.
37.	Every instrument of transfer shall be lodged at the Office for registration accompanied by the certificate relating to the shares to be transferred and such other evidence as the Directors may require in relation thereto. All instruments of transfer which shall be registered shall be retained by the Company but, save where fraud is suspected, any instrument of transfer which the Directors may decline to register shall, on demand, be returned to the person depositing the same.	Retention of Transfers.
38.	There shall be paid to the Company in respect of the registration of a transfer and of any Grant of Probate or Letters of Administration, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title of any share or the making of any entry in the Register affecting the title to any share such fee (if any) as the Directors may from time to time require or prescribe.	Fee for registration of probate, etc.
39.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares provided always that such registration shall not be suspended for more than thirty days in any year.	Closure or Register.

40.	(a) The Directors may at any time in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any shares whether or not it is a fully paid share.	Directors’ power to decline to register.

(b)          The Directors may also decline to register any transfer unless:

(i)           the instrument of transfer is in respect of only one class of shares;

(ii)          in the case of a transfer to joint holders, the number of joint holders to whom the shares are to be transferred does not exceed three;

(iii)         the shares concerned are free of any lien in favour of the Company;

(iv)        such fee not exceeding $2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof;

(v)         the amount of proper duty (if any) with which each instrument of transfer of shares is chargeable under any law for the time being in force relating to stamps is paid; and

(vi)       the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do.

41.	No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.	Infant, bankrupt or unsound mind.
TRANSMISSION OF SHARES
42.	In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.	Transmission on death.

43.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.	Persons becoming entitled on death or bankruptcy of Member may be registered.
44.	Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequences of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.	Rights of unregistered executors and trustees.
45.

Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the Directors refuse to register the transfer, be entitled to call on the Directors to furnish within 28 days a statement of the reasons for the refusal.

ALTERATION OF CAPITAL

Right to Directors reason for refusal.
46.	Subject to any special rights for the time being attached to any existing class of shares, any new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.	Rights and privileges of new shares.
47.	Unless otherwise determined by the Company in General Meeting any original shares for the time being unissued and any new shares from time to time to be created shall before issue be offered in the first instance to all the then holders of any class of shares in proportion as nearly as may be to the number of shares held by them. In offering such shares in the first instance to all the then holders of any class of shares the offer shall be made by notice specifying the number of shares offered and limiting the time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company and the Directors may dispose of or not issue any such shares which by reason of the proportion borne by them to the number of holders entitled to any such offer or by reason of any other difficulty in apportioning the same cannot in the opinion of the Directors, be conveniently offered under this Article.	Issue of new shares to Members.

48.	Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.	New shares otherwise subject to provisions of Articles.
49.

The Company may by Ordinary Resolution:

(a)          consolidate and divide all or any of its share capital;

(b)         cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital accordingly;

(c)         subdivide its shares or any of them (subject nevertheless to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d)          subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares; and

(e)          increase the share capital by such sum as the Resolution shall prescribe.

Power to increase, consolidate, cancel and subdivide shares.
50.	The Company may reduce its share capital in accordance with the provisions of the Act and any other applicable law. STOCK	Power to reduce capital.
51.	The Company may by Ordinary Resolution convert any paid up share into stock and may from time to time by like resolution reconvert any stock into paid up shares.	Power to convert into stock.
52.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine.	Transfer of stock.
53.	The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by any number of stock units which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.	Rights of stockholders.

54.	All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words “share” and shareholder or similar expressions herein shall include “stock” or “stockholder”.	Interpretation.
GENERAL MEETINGS
55.

(a)          An annual general meeting of the Company shall be held in accordance with the provisions of the Act.

(b)          All other general meetings shall be called extraordinary general meetings.

(c)           Notwithstanding anything in the Act or in these Articles, a Company that has only one member may pass a resolution by the member recording the resolution and signing the record.

(d)          The time and place of any General Meeting shall be determined by the Directors.

Annual General Meeting. Extraordinary Meetings. Sole member Meetings. Time and Place.
56.	The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.	Calling Extraordinary General Meetings.
NOTICE OF GENERAL MEETINGS
57.	Subject to the provisions of the Act as to Special Resolutions and of special notice, at least fourteen days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:	Notice of Meetings.

(a)          in the case of an Annual General Meeting, by all the Members entitled to attend and vote thereat; and

(b)          in the case of an Extraordinary General Meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent of the total voting rights of all the Members having a right to vote at that meeting.

58.	The accidental omission to give notice of a meeting or (in cases where an instrument of proxy is sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.	Accidental omission not to invalidate meeting

59.

(a)          Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

(b)          In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

(c)          In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

PROCEEDINGS AT GENERAL MEETINGS

Contents of notice.
60.

All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

(a)          the declaration and sanction of dividends;

(b)        the consideration of the accounts and balance sheets and the reports of the Directors and other documents required to be annexed to the accounts;

(c)          the election of Directors in place of those retiring (if any);

(d)          the appointment of the Auditors of the Company (where required under the Act) and the fixing of, or the determination of the method of fixing, the remuneration of the Auditors.

Routine Business.
61.	No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two Members shall form a quorum, but in the event of the Company having only one Member (whether an individual or a corporation being beneficially entitled to the whole of the issued capital of the Company), such individual Member or a person representing such corporation shall be a quorum and shall be deemed to constitute a Meeting. If applicable the provisions of Section 179 of the Act shall apply. For the purpose of this Article, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member. Provided that (a) a proxy representing more than one Member shall only count as one Member for the purpose of determining the quorum; and (b) where a Member is represented by more than one proxy such proxies shall count as only one Member for the purpose of determining the quorum.	Quorum.

62.	If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.	Adjournment if quorum not present.
63.	Subject to the provisions of the Act, the Members may participate in a General Meeting by conference telephone or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Members shall be deemed to be present at the meeting. A Member participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such a meeting shall be deemed to take place where the largest group of Members present for purposes of the meeting is assembled or, if there is no such group, where the Chairman is present.	Participation in a Meeting.
64.	A resolution in writing may be passed by the Members in accordance with the provisions of the Act and may consist of several documents in the like form, each signed by one or more of such Members.	Resolution in writing.
65.	The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within fifteen minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.	Chairman.
66.

The Chairman may with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

VOTING

Adjournment.
67.

At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded:-

(a)          by the Chairman (being a person entitled to vote thereat); or

Method of voting.

(b) by at least one Member present in person or by proxy or by attorney or in the case of a corporation by a representative and entitled to vote thereat; or

(c)         by any Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the Meeting; or

(d)         by a Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative, holding shares in the Company conferring a right to vote at the Meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

Provided always that no poll shall be demanded on the election of a Chairman or on a question of adjournment. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

68.	If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.	Taking a poll.
69.	If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.	Votes counted in error.
70.	In the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.	Chairman’s casting vote.
71.	A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.	Time for taking a poll.
72.	The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business after demand for a poll.

VOTES OF MEMBERS
73.	Subject to the Act, these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote (provided that in the case of a Member who is represented by two proxies, only one of the two proxies as determined by that Member or, failing such determination, by the Chairman of the meeting (or by a person authorised by him) in his sole discretion shall be entitled to vote on a show of hands) and on a poll every such Member shall have one vote for every share of which he is the holder.	Voting rights of Members.
74.	Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.	Voting rights of joint holders.
75.	A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the Meeting.	Voting rights of Members of unsound mind.
76.	Subject to the provisions of the Act and these Articles, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of the shares fully paid and in respect of partly paid shares where calls are not due and unpaid. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.	Right to vote.
77.	No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.	Objections.
78.	On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all of his votes he uses in the same way.	Votes on a poll.

PROXIES

79.	A proxy need not be a Member of the Company.	Proxy need not be a Member.
80.

An instrument appointing a proxy shall be in writing and:-

(a)          in the case of an individual shall be signed by the appointor or by his attorney; and

(b)          in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

Appointment of proxies.
81.	An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.	Deposit of proxies.
82.

An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll:-

(‘‘the Company”)

“I/We,

of

a Member/Members of the Company

hereby appoint

of

or whom failing

of

to vote for me/us and on my/our behalf

at the (Annual, Extraordinary or Adjourned,

as the case may be) General Meeting of

the Company to be held on the       day

of         and at every adjournment

thereof.

Dated this        day of        .”

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

Form of proxies.
83.	An instrument of proxy may be revoked by forwarding to the Office written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy.	Revocation.

84.	A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.	Intervening death or insanity of principal not to revoke proxy.
CORPORATIONS ACTING BY REPRESENTATIVES
85.

Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company.

DIRECTORS

Corporations acting by representatives.
86.	Subject to the other provisions of Section 145 of the Act, the Company shall have at least one Director, and all Directors shall be natural persons.	Number of Directors.
87.	A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.	Qualification.
88.	Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.	Remuneration of Directors.
89.	The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.	Travelling expenses.
90.	Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.	Extra Remuneration.

91.	Other than the office of Auditor (or Secretary in the case of the Company having only one Director), a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.	Power of Directors to hold office of profit and to contract with Company.
92.	Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director.	Directors to observe Section 156 of the Act.
93.

(a)          A Director may be or become a director of or hold any office or place of profit (other than as Auditor or Secretary in the case of the Company having only one Director) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

Holding of office in other companies.

(b)          The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Directors may exercise voting power conferred by Company’s shares in another company.
APPOINTMENT AND REMOVAL OF DIRECTORS
94.	The Company may by Ordinary Resolution remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director.	Removal of Directors.
95.	The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article.	Appointment in place of Director removed.

96.	The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not be at any time exceed the maximum number fixed by or in accordance with these Articles.	Directors’ power to fill casual vacancies
97.	Notwithstanding any agreement with the company, a director shall not resign or vacate his office unless there is remaining in the company at least one director who is ordinarily resident in Singapore.	Director not to resign when no Singapore director left
GENERAL POWERS OF THE DIRECTORS
98.	The management of the business of the Company shall be vested in the Directors who (in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them) may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in General Meeting but subject nevertheless to the provisions of the Act and of these Articles and to any regulations from time to time made by the Company in General Meeting provided that no regulations so made shall invalidate any prior act of the Directors which would have been valid If such regulations had not been made and in particular and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company by its Memorandum of Association or permitted by law together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital; provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting.	General powers of Directors to manage Company’s business.
99.	The Directors may from time to time by power of attorney appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.	Power to appoint attorneys.
100.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Resolution determine.	Signature of cheques and bills.

BORROWING POWERS		Directors’ borrowing powers.
101.	The Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.
PROCEEDINGS OF DIRECTORS
102.

(a)          The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of these Articles questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

Meetings of Directors.

(b)          Any Director or his Alternate may participate at a meeting of the Directors by conference telephone or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Director or his Alternate shall be deemed to be present at the meeting. A Director or his Alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such a meeting shall be deemed to take place where the largest group of Directors present for purposes of the meeting is assembled or, if there is no such group, where the Chairman is present.

Participation in a Meeting by conference telephone.
103.	A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.	Convening meetings of Directors.
104.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two, save where the Company has only one Director, such sole Director shall be a quorum and shall be deemed to constitute a meeting. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.	Quorum.
105.	The continuing Directors may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members, save where the Company has only one member, then such Member may summon a General Meeting for the purpose of appointing Directors.	Proceedings in case of vacancies.
106.	The Directors may from time to time elect a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one or their number to be Chairman of such meeting.	Chairman of Directors.

107.	A resolution in writing signed by a majority of the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided that where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate Director may sign. The expressions in writing” and “signed” include approval by telex, telefax, cable, telegram or via electronic mail by any such Director.	Resolutions in writing.
108.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.	Power to appoint committees.
109.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.	Proceedings at committee meetings.
110.	All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.	Validity of acts of Directors in spite of some formal defect.
MANAGING DIRECTORS
111.	The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.	Appointment of Managing Directors.
112.	A Managing Director shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.	Resignation and removal of Managing Director.

113.	The remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes.	Remuneration of Managing Director.
114.	The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.	Powers of Managing Director.
ALTERNATE DIRECTORS
115.	(a) Any Director may at any time by writing under his hand and deposited at the Office or by telefax, telex, cable or electronic mail sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex, cable or electronic mail shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.	Appointment of Alternate Directors.
(b) A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.
(c) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.
(d) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 107.

(e) An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote Provided that he shall not constitute a quorum under Article 104 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

(f)           An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(g)           An Alternate Director shall not be required to hold any share qualification.

VACATION OF OFFICE OF DIRECTOR

116.

The office of a Director shall be vacated in any one of the following events, namely:-

(a)           if he becomes prohibited by law or court order from being a Director;

(b)          if he becomes bankrupt or he makes any arrangement or composition with his creditors;

(c)           if he becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(d)           subject to section 145 of the Act if he gives the Company notice in writing that he resigns his office;

(e)            if he is removed by an ordinary resolution of the Company in accordance with the provisions of these Articles;

(f)            if he requested in writing by a majority of the other directors for the time being to vacate office.

SECRETARY

Vacation of office of Director.
117.	The Secretary or Secretaries shall and a Deputy or Assistant Secretary. Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.	Secretary.

118.	Where the Company has only one Director, such Director may not hold the office of the Secretary.	Sole Director not to act as Secretary.
SEAL
119.

(a)          The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

Seal.
	(b) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.
	(c) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words ‘Share Seal’.	Share Seal.
DIVIDENDS AND RESERVES
120.	The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.	Payment of dividends.
121.	Subject to the rights of holders of shares with special rights as to dividend (if any), and the Act, (a) all dividends shall be declared and paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and (b) all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid or credited as paid on a share in advance of a call shall be treated as paid on the share.	Apportionment of dividends.
122.	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.	Payment of preference and interim dividends.

123.	No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.
124.	The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.	Deduction of debts due to Company.
125.	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.	Retention of dividends on shares subject to lien.
126.	The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.	Retention of dividends on shares pending transmission.
127.	The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.	Unclaimed dividends.
128.	The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.	Payment of dividend in specie.
129.	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.	Dividends payable by cheque.

130.	A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.
RESERVES
131.	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.	Power to carry profit to reserve.
CAPITALISATION OF PROFITS AND RESERVES
132.	The Company may, upon the recommendation of the Directors, by Ordinary Resolution resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.	Power to capitalise profits.

133.	Whenever such a resolution as aforesaid shall have been passed, the Director shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members interested an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.	Implementation of resolution to capitalise profits.
ACCOUNTS
134.	The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act.	Directors to keep proper accounts.
135.	Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.	Location and inspection.
136.	The Directors shall, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary (unless such meeting has been dispensed with in accordance with the provisions of the Act).	Presentation of accounts.
137.	A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) shall not less than fourteen days (or, where such meeting has been dispensed with in accordance with the provisions of the Act, twenty-eight days before the date such meeting was to be held) before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles Provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.	Copies of accounts.

AUDITORS
138.	Auditors shall be appointed (unless the Company is exempted from such requirement under the Act) and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.	Appointment of Auditors.
139.	Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.	Validity of acts of Auditors in spite of some formal defect.
140.

The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.

Auditors’ right to receive notices of and attend at General Meetings.
MINUTES AND BOOKS
141.

The Directors shall cause to be entered and kept in books provided for the purpose minutes of the following:

(a)          all appointments of officers;

(b)          the names of the Directors and any alternate Director who is not also a Director present at each meeting of the Directors and of any committee of Directors;

(c)          all orders made by the Directors and committees of Directors; and

(d)          all resolutions passed by written means and proceedings of general meetings and meetings, resolutions and declarations of the Directors and committees.

Any such minutes of any meeting of the Directors, or any committee, or of the Company, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.

Minutes
142.	The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges created by or affecting property of the Company, in regard to keeping a Register of Directors, Managers, Secretaries and Auditors, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.	Keeping of Registers, etc.

143.	Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.	Form of registers, etc.
AUTHENTICATION OF DOCUMENTS
144.	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.	Power to authenticate documents.
145.

A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

NOTICES

Certified copies of resolution of the Directors.
146.

(a)           Any notice may be given by the Company to any Member in any of the following ways:-

(i)           by delivering the notice personally to him; or

(ii)         by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(iii)        by sending a cable or telex or telefax or by electronic mail containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company; or

(iv)          by such other manner as may be prescribed by the Act (including without limitation, by electronic communication).

(b)           Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or electronic mail or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

Service of notice.

147.	All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.	Service of notices in respect of joint holders.
148.	Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles.	Members shall be served at registered address.
149.	A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company shall have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as solo or joint holder.	Service of notices after death etc. of a Member.
150.

(a)           Any notice given in conformity with Article 146 shall be deemed to have been given at any of the following times as may be appropriate:

(i)           when it is delivered personally to the Member, at the time when it is so delivered;

(ii)          when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the day following that on which the notice was put into the post;

(iii)         when the notice is sent by cable or telex or telefax or electronic mail, the day it is so sent; and

(iv)         in the case of any notice given in any other manner, at such times as may be prescribed by the Act.

(b)         In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was property addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax or electronic mail was properly addressed and transmitted or that a cable was property addressed and handed to the relevant authority for despatch.

When service effected.

151.	Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.	Signature on notice.
152.	When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by these Articles or by the Act, be counted in such number of days or period.	Day of service not counted.
153.

(a)           Notice of every General Meeting shall be given in manner hereinbefore authorised to:-

(i)           every Member;

(ii)          every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and;

(iii)         the Auditor for the time being of the Company.

(b)           No other person shall be entitled to receive notices of General Meetings.

Notice of General Meeting.
154.	The provisions of Articles 146, 150, 151 and 152 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors. WINDING UP	Notice of meetings of Directors or committees
155.

If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

Distribution of assets in specie.

INDEMNITY
156.	Subject to the provisions of the Act, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and in particular and without prejudice to the generality of the foregoing no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the sufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.	Indemnity of Directors and officers.
SECRECY
157.	No Member shall be entitled to require discovery of or any Secrecy. information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law.	Secrecy.

Name(s) and Address(es) of Subscriber(s)
Nordic Aviation Capital Pte. Ltd. 20 Bendemeer Road #03-12 Singapore 339914
Authorised Representative Name: Ericson Mats NRIC No.: S2756332E signing for and on behalf of Nordic Aviation Capital Pte. Ltd. in the presence of
Name: Deepa Ramachandran NRIC No.: S7276209F Designation: Account Manager

Dated this - 1 FEB 2013